UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 3, 2026

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56841	39-4683928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street, Suite 1700 Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 348-3707

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On August 3, 2026, HarbourVest Private Equity Secondaries Fund L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $3.0 million. The following table details the Units sold by the Fund:

Class	Number of Units Sold (1)	Total Consideration
Class A Units	—	$—
Class D Units	—	—
Class I Units	250,017	2,980,000

Total		$2,980,000

(1)

The number of Units sold by the Fund was finalized on September 3, 2026, following the calculation of the respective transactional net asset values of each class of Units (each, a “Transactional NAV”) as of July 31, 2026. See Item 8.01 below for more information on the Fund’s Transactional NAVs.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to third party investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D promulgated thereunder.

The Fund, alongside certain parallel investment entities, invest substantially all of their assets in HSEC Holdings L.P., a Delaware limited partnership (the “Aggregating Partnership” and, collectively with the Fund, HarbourVest Private Equity Secondaries Fund (TE) L.P. and such parallel investment entities, the “HSEC Fund Complex”). On September 3, 2026, the HSEC Fund Complex (inclusive of the Fund) issued interests for aggregate consideration of approximately $4.9 million.

Item 8.01 Other Events.

Transactional Net Asset Value

The Fund calculates the Transactional NAV for purposes of establishing the price at which transactions in the respective Units are made. A description of the Fund’s valuation process was included under the section entitled “Calculation of Net Asset Value” within “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Limited Partner Matters” of the Fund’s Amendment No. 1 to the Registration Statement on Form 10, filed with the Securities and Exchange Commission on June 16, 2026.

Transactional NAV for each class of Units is determined by dividing the Fund’s total assets attributable to such class less the value of any liabilities (including accrued expenses or distributions) of such class, by the total number of Units outstanding of such class. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

The Transactional NAV per Unit for each class of the Fund as of July 31, 2026, is as follows:

	Transactional NAV as of July 31, 2026
Class A Units	$—	*
Class D Units	$—	*
Class I Units	$11.92

*	No Transactional NAV as there had been no sales of Units in this class as of July 31, 2026.

As of July 31, 2026, the Fund’s aggregate Transactional NAV was approximately $0.12 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOURVEST PRIVATE EQUITY SECONDARIES FUND L.P.
Date: September 8, 2026

	By:	/s/ Peter Mahoney
	Name:	Peter Mahoney
	Title:	Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer